UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 31, 2021

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	80-0873306
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $.001 per share	GNW	NYSE (New York Stock Exchange)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

General Counsel Transition

As previously reported on October 28, 2021, Ward E. Bobitz, Executive Vice President and General Counsel of Genworth Financial, Inc. (the “Company”), has agreed with the Company that he would resign from his position as Executive Vice President and General Counsel effective December 31, 2021, but would remain with the Company in an advisory role through June 30, 2022. Mr. Bobitz did resign his position as Executive Vice President and General Counsel, effective December 31, 2021.

Effective January 1, 2022, the Company appointed Gregory S. Karawan as Executive Vice President and General Counsel.

Mr. Karawan, age 57, has served as a Vice President of the Company since June 2008 and as General Counsel of our U.S. Life Insurance segment since January 2007. Mr. Karawan joined the Company in 2000 as global chief litigation counsel, a position he held intermittently and then continuously after January 2008. Prior to joining the Company, Mr. Karawan worked at the law firm of Sonnenschein Nath and Rosenthal. Mr. Karawan received a B.A. in economics from State University of New York Binghamton and a J.D. from Fordham Law School.

Human Resources Transition

In addition, on October 28, 2021, the Company announced that Pamela M. Harrison would resign as Executive Vice President and Chief Human Resources Officer, effective December 31, 2021, in order to pursue other opportunities. Ms. Harrison did resign effective December 31, 2021.

Effective January 1, 2022, the Company appointed Melissa Hagerman as Executive Vice President and Chief Human Resources Officer.

Ms. Hagerman, age 54, has served as a Human Resources leader for the Company’s corporate and investment functions since February 2018. Ms. Hagerman previously served as Director, Human Resources for the Company’s U.S. Life Insurance segment and corporate finance function from June 2014 to January 2018, as Director, Human Resources for the corporate finance and global risk functions from July 2011 to March 2013, and as a senior client manager from March 2010 to July 2011. Ms. Hagerman has also held human resources positions at Carmax from March 2013 to June 2014 and Circuit City from July 2007 to February 2009. Ms. Hagerman received a B.S. in Human Resources Management from the University of Richmond, and graduated from the Tuck Global Leadership Program through Dartmouth College in 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2022	GENWORTH FINANCIAL, INC.

	By:	/s/ Thomas J. McInerney
Thomas J. McInerney
President and Chief Executive Officer